SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to 240.14a-12

WEGENER CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WEGENER CORPORATION

Technology Park/Johns Creek

11350 Technology Circle

Duluth, Georgia 30097

(770) 623-0096

Fax No. (770) 623-9648

January 19, 2006

TO OUR STOCKHOLDERS:

The important Annual Meeting of Stockholders scheduled for January 31, 2006 is only a few days away and your vote is very important. The information provided below supplements the information contained in the previous letter to you dated January 13, 2006.

With respect to David Wright’s service on the board of directors of Tab Products Co., Wegener Corporation has learned that Mr. Wright did not chair the strategic committee, which explored strategic alternatives on behalf of Tab. Mr. Wright did serve as a member of such committee, and although he could not individually orchestrate a sale of Tab, he did have influence on the process by virtue of his service on the strategic committee.

With respect to the Henry nominees, David Wright has served as a director of two public companies – 12 months at Tab Products Co. and 22 months at Del Global Technologies. Mr. Jeffrey Haas has not served on a public company board but currently serves on the board of trustees of an investment company. Although the current directors of Wegener Corporation have experience as public company directors only with respect to their service as directors of Wegener, the years of experience of the Wegener directors range from approximately two years up to 19 years, as follows: Mr. Placek – 19 years; Mr. Woodbury – 16 years; Mr. Parks – 14 years; Mr. Elliot – 7 years; Mr. Bailey and Mr. Mountain – 3 years; Ms. Eagle-Oldson – 2 years.

YOUR VOTE IS VERY IMPORTANT.

PLEASE SUPPORT YOUR BOARD’S NOMINEES FOR RE-ELECTION AND VOTE

YOUR WHITE PROXY CARD TODAY!

Your vote is extremely important – no matter how many or few shares you own. To vote your shares, please sign, date and return the enclosed WHITE proxy card and mail it promptly in the postage-paid envelope provided. Remember, even if you have returned a green proxy card, you have every right to change your vote. Only your latest-dated proxy counts.

Thank you very much for your continued support.

Sincerely,

The Board of Directors
of Wegener Corporation

Remember, if you hold your shares in a bank or brokerage firm, you may be able to vote by telephone or Internet –

Please review the enclosed voting form to determine if these voting options are available to you.

If you have any questions, or need assistance in voting your shares, please call our proxy solicitor:

INNISFREE M&A INCORPORATED

TOLL-FREE at 1-888-750-5834

ALL WEGENER STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT FOR THE 2006 ANNUAL MEETING MAILED BY WEGENER CORPORATION AND OTHER ADDITIONAL PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. YOU MAY OBTAIN THESE PROXY MATERIALS FOR FREE AT THE SEC’S WEBSITE AT WWW.SEC.GOV. YOU MAY ALSO OBTAIN FOR FREE A COPY OF THE PROXY STATEMENT AND OTHER PROXY MATERIALS BY CONTACTING INNISFREE M&A INCORPORATED AT 1-888-750-5834.

WEGENER CORPORATION AND ITS BOARD OF DIRECTORS, INCLUDING WENDELL H. BAILEY, PHYLIS A. EAGLE-OLDSON, THOMAS G. ELLIOT, NED L. MOUNTAIN, JOE K. PARKS, ROBERT A. PLACEK AND C. TROY WOODBURY, JR., ARE PARTICIPANTS IN THIS SOLICITATION. INFORMATION REGARDING THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IN THE SOLICITATION IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS OF WEGENER CORPORATION ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.